Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             -----------------------

                              HRPT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)
                             -----------------------

          Maryland                               04-6558834
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)            Identification Number)

                                400 Centre Street
                           Newton, Massachusetts 02458
                                 (617) 332-3990
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ---------------------

                           David J. Hegarty, President
                              HRPT Properties Trust
                                400 Centre Street
                           Newton, Massachusetts 02458
                                 (617) 332-3990
   (Name, address, including zip code, telephone number, including area code, of agent for service)
                              ---------------------

                                    Copy to:
                       Alexander A. Notopoulos, Jr., Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                              ---------------------

         Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by the Selling Shareholders. All of the Shares offered hereby are for the respective accounts of the Selling Shareholders.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
 |X|  333-47815
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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
                                                 CALCULATION OF REGISTRATION FEE
                                                                            Maximum             Maximum
                                                       Amount to        Offering Price     Aggregate Offering       Amount of
Title of Each Class of Securities to be Registered   be Registered         Per Share             Price          Registration Fee

Common Shares of Beneficial Interest, par value $.01
per share  ......................................       256,246            $13.94(1)         $3,572,069.24           $993.04

(1) Estimated  pursuant to Rule 457(c) solely for the purposes of  calculation  of the  registration  fee on the basis of the $13.94 average of the high and low prices for the Common Shares on the New York Stock Exchange on March 12, 1999.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3. The contents of Registration Statement No. 333-47815 are hereby incorporated by reference.

                                  EXHIBIT INDEX


      Exhibit No.                   Description

         5.1      Opinion of Sullivan & Worcester LLP (filed herewith).

         5.2 Opinion of Ballard Spahr Andrews & Ingersoll, LLP (filed herewith).

         8.1 Opinion of Sullivan & Worcester LLP as to certain tax matters (incorporated by reference to the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997).

         23.1 Consent of Ernst & Young LLP (incorporated by reference to the Company's Current Report on Form 8-K dated March 12, 1999).

         23.2     Consent of Arthur Andersen LLP (filed herewith).

         23.3 Consent of Sullivan & Worcester LLP (included in Exhibit 5.1 hereto).

         23.4     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                  Exhibit 5.2 hereto).

         24 Power of Attorney (incorporated by reference from page II-4 of the Company's Registration Statement on Form S-3, File No. 333-47815)



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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on March 15, 1999

                                      HRPT PROPERTIES TRUST


                                      By:/s/ David J. Hegarty
                                         David J. Hegarty
                                         President and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.


               Signature                                    Title                                   Date
/s/ David J. Hegarty                     President and Chief Operating                          March 15, 1999
David J. Hegarty                         Officer (principal executive officer)

    *                                    Treasurer and Chief Financial                          March 15, 1999
Ajay Saini                               Officer

    *                                    Trustee                                                March 15, 1999
Bruce M. Gans, M.D.

    *                                    Trustee                                                March 15, 1999
Rev. Justinian Manning, C.P.

    *                                    Managing Trustee                                       March 15, 1999
Gerard M. Martin

    *                                    Managing Trustee                                       March 15, 1999
Barry M. Portnoy


*By: /s/ David J. Hegarty
        David J. Hegarty
        as attorney in fact